Exhibit 99.3

Comtech Telecommunications Corp. to Acquire

TeleCommunication Systems, Inc. for $430.8 Million in a

Strategic and Cash Accretive Transaction

Melville, NY and Annapolis, MD – November 23, 2015 - Comtech Telecommunications Corp. (NASDAQ: CMTL or “Comtech”) and TeleCommunication Systems, Inc. (NASDAQ: TSYS or “TCS”) jointly announced today the signing of a definitive merger agreement under which Comtech will purchase TCS in a cash transaction for $5.00 per TCS share, or approximately a $430.8 million enterprise value. The $5.00 price per share represents a premium of 13.9% as compared to the last closing trading price of TCS common stock, a premium of 28.6% as compared to the volume-weighted average trading price over the last ninety trading days and a premium of 35.1% as compared to the last closing trading price one day after TCS’s July 6, 2015 announcement that its Board had formed a special committee to explore strategic alternatives to enhance stockholder value.

During the twelve months ended September 30, 2015, TCS reported revenue of $364.1 million and Adjusted EBITDA of $40.4 million, and during the twelve months ended July 31, 2015, Comtech reported revenue of $307.3 million and Adjusted EBITDA of $51.8 million. Based on the trailing twelve months reported for the two companies, pro forma combined revenue would have been $671.4 million, with Adjusted EBITDA of $92.2 million (excluding synergies). The combined companies employ about 2,000 people.

Dr. Stanton Sloane, President and Chief Executive Officer of Comtech, said, “We are excited to have reached this agreement with TCS and believe this combination is beneficial to the stakeholders of both companies. TCS is a unique business and a leading provider of mission-critical C4ISR solutions and next generation emergency 911 services to leading cellular and VoIP providers. The acquisition is a significant step in our strategy of entering complementary markets and expanding our domestic and international commercial offerings. We welcome TCS’s senior management and talented workforce to the Comtech team and are excited about the future.”

Maurice B. Tosé, President and Chief Executive Officer of TCS, said, “The TCS Board of Directors and management believe this strategic combination with Comtech is compelling and provides significant benefits for our stockholders, customers and employees. Our customers will benefit from greater resources and more diverse product offerings, and our employees will benefit from being part of a larger more diversified company.”

Key Strategic Benefits for Comtech Include:

•	Creates scale and more diversified earnings, reducing volatility associated with challenging international (including emerging markets) business conditions;

•	Provides entry into commercial markets, including the public safety market which has a growing need for next generation emergency 911 systems;

•	Enhances position with existing customers including establishing Comtech as a prime contractor on several U.S. government contracts, including becoming the prime contractor for sale of its over-the-horizon microwave systems (troposcatter) products; and

•	Generates meaningful cost synergies.

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Dr. Sloane and Mr. Tosé jointly stated, “We are excited about the benefit that this transaction will bring to our customers and expect benefits from enhanced resources for both companies. We anticipate honoring and bringing enhanced resources to all existing agreements with customers, VARs, distributors, OEMs and other partners.”

Acquisition Expected to be Cash Accretive and Provides for Meaningful Cost Synergies

The acquisition is expected to be cash accretive in the first year of the acquisition and to result in approximately $12.0 million of synergies in the second year after closing (with approximately $8.0 million achieved in the first year after closing). Synergies are expected to be achieved by reduction of duplicate public company costs, reduced spending on maintaining multiple information technology systems and obtaining increased operating efficiencies throughout the combined company.

In connection with the acquisition of TCS, Comtech expects to incur transaction related expenses including certain change-in-control payments, professional fees for financial and legal advisors and debt extinguishment costs. Comtech preliminarily estimates that these expenses will approximate $27.5 million, some of which are expected to be immediately expensed upon closing, some expensed during the first year following the closing and some capitalized in accordance with purchase accounting rules. Pursuant to accounting rules, the acquisition is expected to result in a material increase in annual amortization expense related to intangibles and possible other fair value adjustments.

Comtech will provide combined revenue, Adjusted EBITDA and diluted earnings per share guidance in a future announcement.

Transaction Details and Closing Conditions

Under the terms of the merger agreement, unanimously approved by both companies’ Board of Directors, Comtech will make a first step cash tender offer at $5.00 per TCS share. Once the first step cash tender is completed, it will be followed by a merger at the same price. All TCS debt of approximately $143.6 million is anticipated to be repaid upon the closing of the transaction.

The acquisition has a transaction equity value of approximately $339.7 million and an enterprise value of approximately $430.8 million. The purchase price of $430.8 million represents an implied transaction multiple of approximately 8.9x based on the last trailing twelve months of reported TCS Adjusted EBITDA plus approximately $8.0 million of first year identified synergies.

As of September 30, 2015, TCS had approximately $51.6 million of cash, cash equivalents and marketable securities and, as of July 31, 2015, Comtech had $151.0 million of cash and cash equivalents. Comtech will fund the acquisition by redeploying approximately $149.9 million of the $202.6 million of pro forma combined cash, cash equivalents and marketable securities, and has received a commitment for a credit facility funded in the amount of up to $400.0 million from a major financial institution for the remainder of the purchase price.  The exact terms of the credit facility will be finalized at close. On a pro forma basis and including estimated transaction fees of $27.5 million, Comtech would have approximately $52.7 million of cash at closing.

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On a pro forma basis, at the time of close, the combined company is expected to have total leverage of about 3.9x trailing twelve months combined pro forma Adjusted EBITDA. This is expected to decrease over time, based on cash flows generated from the combined businesses. Although the credit facility is expected to have restrictions, the credit facility permits and Comtech anticipates maintaining its annual targeted dividend rate of $1.20 per share. The credit facility provides that Comtech may conduct an equity offering for newly issued common shares to reduce total leverage prior to or after the close.

The transaction is subject to customary closing conditions, including the tender of at least a majority by vote of outstanding shares of TCS common stock and expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, and the transaction is expected to close no later than March 2016.

Maurice B. Tosé, Chairman, CEO and President of TCS and Jon B. Kutler, Founder of Admiralty Partners, Inc. and a director of TCS, each a significant stockholder of TCS, have entered into support agreements pursuant to which they have agreed to tender their shares, subject to terms and conditions, to demonstrate their strong support of the proposed transaction.

Investor Presentation and Other Information

A separate investor presentation and question and answer documents relating to the acquisition are available at www.comtechtel.com.

Comtech management will discuss the transaction in more detail as part of its first quarter earnings conference call which generally occurs during the first half of December. Comtech will provide the exact date of its first quarter earnings call in a future announcement.

Citigroup Global Markets Inc. is serving as financial advisor to Comtech. Proskauer Rose LLP is acting as Comtech’s legal counsel. Lazard is acting as financial advisor to TCS. Bryan Cave LLP is acting as TCS’s legal counsel.

About Comtech Telecommunications Corp.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. Comtech believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. Comtech conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. Comtech sells products to a diverse customer base in the global commercial and government communications markets. Comtech believes it is a leader in the market segments that it serves.

About TeleCommunication Systems, Inc.

TeleCommunication Systems, Inc., headquartered in Annapolis, Maryland, is a world leader in secure and highly reliable wireless communications. TCS’s patented solutions, global presence, operational support and engineering talent enable 911, commercial location-based services and deployable wireless infrastructure; cybersecurity; defense and aerospace components; and applications for mobile location-based services and messaging. TCS’s principal customers are wireless network operators, defense and public safety government agencies, and Fortune 150 enterprises requiring high reliability and security.

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Additional Information About the Tender Offer

The tender offer described herein has not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of TCS. At the time the tender offer is commenced, Comtech and its wholly owned subsidiary, Typhoon Acquisition Corp., intend to file with the U.S. Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and TCS intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Comtech, Typhoon Acquisition Corp. and TCS intend to mail these documents to the stockholders of TCS. THESE DOCUMENTS, EACH AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND TCS STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. Stockholders of TCS will be able to obtain a free copy of these documents (when they become available) and other documents filed by TCS, Comtech or Typhoon Acquisition Corp. with the SEC at the website maintained by the SEC at www.sec.gov. Stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase, or from Comtech by directing a written request to: Comtech Telecommunications Corp., 68 South Service Road, Suite 230, Melville, New York 11747, Attention: Investor Relations.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this press release contains forward-looking statements regarding Comtech, including but not limited to, information relating to Comtech’s future performance and financial condition, plans and objectives of Comtech’s management and Comtech’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under Comtech’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of Comtech’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the acquisition of TCS may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied or the occurrence of any event, change or circumstance that could give rise to the termination of the merger agreement; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that Comtech’s and TCS’s businesses will not be integrated successfully; the risk that requisite regulatory approvals will not be obtained; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships or retain key personnel; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the timing of receipt of, and Comtech’s performance on, new orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, and changes in prevailing economic and political conditions; risks associated with Comtech’s legal proceedings and other matters; risks associated with Comtech’s obligations under its revolving credit facility; and other factors described in Comtech’s and TCS’s filings with the SEC.

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Certain information in this press release contains forward-looking statements regarding TCS, including, but not limited to, the expected timing of the completion of the transaction and the benefits of the transaction to TCS stockholders. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on any forward-looking statements. Due to known and unknown risks, actual results may differ from expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effect of the announcement of the tender offer and related transactions on the business relationships of TCS (including partners, customers and suppliers), operating results and business generally; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, and the risk that the merger agreement may be terminated in circumstances that require TCS to pay a termination fee of $10.2 million; the outcome of any legal proceedings that may be instituted against TCS or Comtech related to the merger agreement or any of the transactions contemplated by the merger agreement; uncertainties as to the number of TCS stockholders who may tender their TCS common stock in the tender offer; the failure to satisfy the conditions to completion of the merger and the tender offer, including the receipt of all regulatory approvals related to the transactions; the failure of Comtech to consummate its necessary financing arrangements; risks that the tender offer and related transactions disrupt current plans and operations of TCS and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local, national and global economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; as well as those risks and uncertainties described from time to time in reports and public filings with the SEC made by TCS and Comtech.

------See Reconciliation of GAAP Net Income to Adjusted EBITDA on Next Page ------

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Reconciliation of GAAP Net Income to Adjusted EBITDA

	TCS	CMTL	Excluding Synergies
	Four Fiscal Quarters Ended September 30, 2015	Four Fiscal Quarters Ended July 31, 2015	Pro Forma Combined(2)
Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$3,688	$23,245	$26,933
Interest, net	8,123	74	8,197
Depreciation and amortization	17,443	12,736	30,179
Income taxes	3,509	10,758	14,267
Amortization of stock-based compensation	4,747	4,363	9,110
Amortization of deferred financing fees	895	-	895
Strategic alternatives expenses	2,131	585	2,716
Other (income) expense	(104)	-	(104)
Adjusted EBITDA	$40,432	$51,761	$92,193

(1) Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation based on the Adjusted EBITDA calculation utilized by Comtech. Adjusted EBITDA is a non-GAAP operating metric used by Comtech in assessing both its and TCS’s operating results. Comtech’s definition of Adjusted EBITDA may differ from the definition of Adjusted EBITDA used by TCS and other companies, and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by Comtech’s investors and analysts. Comtech believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

(2) Pro Forma Combined results exclude all expenses resulting from the acquisition (including, for example changes in interest expense associated with the credit facility commitment received by Comtech as well as synergies and changes in amortization of acquired intangibles).

Media Contact for Comtech Telecommunications Corp.:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer

(631) 962-7103

Info@comtechtel.com

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PCMTL

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